SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	June 24, 2002

SKYWEST, INC. EMPLOYEES' RETIREMENT PLAN

(Exact name of registrant specified in its charter)

Utah	000-14719	87-0292166

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

444 SOUTH RIVER ROAD ST. GEORGE, UTAH		84790

(Address of principal executive offices)		(Zip code)

(435) 634-3000

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On June 24, 2002, the SkyWest, Inc. Employees Retirement Plan (the “Plan”) dismissed its independent auditor, Arthur Andersen LLP (“Arthur Andersen”), and appointed KPMG LLP as its new independent auditor, effective immediately. These actions were approved by the Plan’s Trustees.

During the two most recent plan years ended December 31, 2000 and 1999, and the subsequent period through the date of this report, there was no disagreement between the Plan and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in connection with its reports, and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The audit reports of Arthur Andersen on the financial statements of the Plan for the plan years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent plan years ended December 31, 2000 and 1999, and the subsequent interim period through the date of this report, the Plan did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Plan will provide a copy of the foregoing disclosures to Arthur Andersen no later than the date of filing of this report. The Plan will undertake to file a copy of Arthur Andersen’s letter (as required by Item 304 (a) (3) of Regulation S-K) as an exhibit to an amendment of this report on Form 8-K within 10 business days of the date of filing of this report.

ITEM 7(c). EXHIBITS

To be filed within 10 business days of this filing pursuant to Item 304 (a) (3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SKYWEST, INC. EMPLOYEES RETIREMENT PLAN

Dated: June 28, 2002	By	/s/ Michael J. Kraupp

Trustee